Contact:
David D. Sgro
Chief Financial Officer
Trio Merger Corp.
212-319-7676

FOR IMMEDIATE RELEASE

TRIO MERGER CORP.
SECURITIES TO COMMENCE SEPARATE TRADING

New York, NY, August 1, 2011 – Trio Merger Corp. (OTC Bulletin Board: TMRGU) announced today that EarlyBirdCapital, Inc., the representative of the underwriters for the Company’s initial public offering of units which took place on June 24, 2011, has notified the Company that separate trading of the shares of common stock and warrants underlying the units would commence on or about August 2, 2011.  The common stock and warrants will be quoted on the OTC Bulletin Board under the symbols TMRG and TMRGW, respectively.  Units not separated will continue to be quoted on the OTC Bulletin Board under the symbol TMRGU.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering was made only by means of a prospectus, copies of which may be obtained by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov.  Alternatively, a copy of the prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, 27th Floor, New York, NY 10016, Attn:  Aimee Bloch, 212-661-0200.

Trio Merger Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties.  Forward looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

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